UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 17, 2017

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On February 17, 2017, Enstar Group Limited (“Enstar”) entered into an agreement (the “Agreement”) with Southland National Holdings, Inc. (“Southland”), a Delaware corporation and a subsidiary of Global Bankers Insurance Group, pursuant to which Southland will acquire all of the issued and outstanding shares of capital stock of Pavonia Holdings (US), Inc. (“Pavonia”), from Laguna Life Holdings SARL, a subsidiary of Enstar, for an aggregate purchase price of $120 million. Pavonia owns Pavonia Life Insurance Company of Michigan, Pavonia Life Insurance Company of New York and Enstar Life (US), Inc.
The Agreement contains customary representations, warranties and covenants, as well as indemnification rights applying to both parties. The transaction is expected to close in the third or fourth quarter of 2017. The closing of the transaction is subject to customary closing conditions, including regulatory approvals.
The foregoing description of the transaction and the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto.
Item 9.01. Financial Statements and Exhibits
Exhibits
Refer to the Exhibit Index attached hereto, which is incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: February 21, 2017	By:	/s/ Mark W. Smith
Mark W. Smith
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Stock Purchase Agreement, dated February 17, 2017, by and between Southland National Holdings, Inc. and Laguna Life Holdings SARL

* Certain schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule will be furnished to the Securities and Exchange Commission upon request.